EXHIBIT 3.2

                                                      As adopted August 31, 1995








                                     BYLAWS

                                       OF

                            OPTICAL CABLE CORPORATION

                                TABLE OF CONTENTS

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

 1.1   PLACE AND TIME OF MEETINGS................................  1
 1.2   ORGANIZATION AND ORDER OF BUSINESS........................  1
 1.3   ANNUAL MEETING............................................  2
 1.4   SPECIAL MEETINGS..........................................  4
 1.5   RECORD DATES..............................................  4
 1.6   NOTICE OF MEETINGS........................................  4
 1.7   WAIVER OF NOTICE; ATTENDANCE AT MEETING...................  6
 1.8   QUORUM AND VOTING REQUIREMENTS............................  7
 1.9   PROXIES...................................................  7
 1.10  VOTING LIST...............................................  9
 1.11  ACTION WITHOUT MEETING.................................... 10

                                   ARTICLE II
                                    DIRECTORS

 2.1   GENERAL POWERS............................................ 11
 2.2   NUMBER AND TERM........................................... 11
 2.3   NOMINATION OF DIRECTORS................................... 11
 2.4   ELECTION.................................................. 13
 2.5   REMOVAL; VACANCIES........................................ 13
 2.6   ANNUAL AND REGULAR MEETINGS............................... 14
 2.7   SPECIAL MEETINGS.......................................... 15
 2.8   NOTICE OF MEETINGS........................................ 15
 2.9   WAIVER OF NOTICE; ATTENDANCE AT MEETING................... 15
 2.10  QUORUM; VOTING............................................ 16
 2.11  TELEPHONIC MEETINGS....................................... 16
 2.12  ACTION WITHOUT MEETING.................................... 17
 2.13  COMPENSATION.............................................. 17

                                   ARTICLE III
                             COMMITTEES OF DIRECTORS

 3.1   COMMITTEES................................................ 17
 3.2   AUTHORITY OF COMMITTEES................................... 18
 3.3   AUDIT COMMITTEE........................................... 18
 3.4   COMPENSATION COMMITTEE.................................... 19
 3.5   COMMITTEE MEETINGS; MISCELLANEOUS......................... 19


                                   ARTICLE IV
                                    OFFICERS

 4.1   OFFICERS.................................................. 19
 4.2   ELECTION; TERM............................................ 19
 4.3   REMOVAL OF OFFICERS....................................... 20
 4.4   DUTIES OF THE CHAIRMAN.................................... 20
 4.5   DUTIES OF THE PRESIDENT................................... 20
 4.6   DUTIES OF THE SECRETARY................................... 21

 4.7   DUTIES OF THE CHIEF FINANCIAL OFFICER..................... 21
 4.8   DUTIES OF THE TREASURER................................... 21
 4.9   DUTIES OF OTHER OFFICERS.................................. 22
 4.10  VOTING SECURITIES OF OTHER CORPORATIONS................... 22
 4.11  BONDS..................................................... 23

                                    ARTICLE V
                               SHARE CERTIFICATES

 5.1   FORM...................................................... 23
 5.2   TRANSFER.................................................. 24
 5.3   RESTRICTIONS ON TRANSFER.................................. 24
 5.4   LOST OR DESTROYED SHARE CERTIFICATES...................... 24

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

 6.1   CORPORATE SEAL............................................ 25
 6.2   FISCAL YEAR............................................... 25
 6.3   AMENDMENTS................................................ 25

                            OPTICAL CABLE CORPORATION
                                     BYLAWS

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS


         1.1 PLACE AND TIME OF MEETINGS. Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the "Chairman"), the President or the Board of Directors.

         1.2 ORGANIZATION AND ORDER OF BUSINESS. The Chairman or, in his absence, the President shall serve as chairman at all meetings of the shareholders. In the absence of both of the foregoing officers or if both of them decline to serve, a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairman. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         The Chairman shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he may deem necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for

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(i) dismissing of business not properly presented, (ii) maintaining of order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof and (vi) commencing, conducting and closing voting on any matter.

         1.3 ANNUAL MEETING. The annual meeting of shareholders shall be held on the second Tuesday in March of each year. If such date is a legal holiday, then the annual meeting of shareholders shall be held on the next succeeding business day.

         At each annual meeting of shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing, both at the time of the giving of the shareholder's notice hereinafter described in this Section 1.3 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 1.3.

         In order to bring before an annual meeting of shareholders any business which may properly be considered and which a shareholder has not sought to have included in the Corporation's proxy statement for the meeting, a shareholder who meets the

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requirements  set forth in the  preceding  paragraph  must give the  Corporation timely written notice. To be timely, a shareholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary at the principal office of the Corporation or by first class United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received not less than 60 days nor more than 90 days before the date of the meeting.

         Each such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing business, (ii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, (iii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (v) any interest which the shareholder may have in such business.

         The Secretary or Assistant Secretary shall deliver each shareholder's notice that has been timely received to the Chairman for review.

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         Notwithstanding  the  foregoing  provisions  of  this  Section  1.3,  a shareholder  seeking  to have a proposal  included  in the  Corporation's  proxy
statement  for  an  annual  meeting  of  shareholders   shall  comply  with  the
requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

         1.4 SPECIAL MEETINGS. Special meetings of the shareholders may be called only by the Chairman, the President or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

         1.5 RECORD DATES. The Board of Directors shall fix, in advance, a record date to make a determination of shareholders for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders.

         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         1.6 NOTICE OF MEETINGS. Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except when a different time is

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required in these  Bylaws or by law) either  personally  or by mail,  telephone, telegraph, teletype, telecopy or other form of wire or wireless communication or by private courier to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his address as it appears on the share transfer books of the Corporation.

         Notice of a shareholder's meeting to act on (i) an amendment of the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of business or (iv) the dissolution of the Corporation, shall be given, in the manner provided above, not less than 25 nor more than 60 days before the date of the meeting. Any notice given pursuant to this section shall state that the purpose, or one of the purposes, of the meeting is to consider such action and shall be accompanied by (x) a copy of the proposed amendment, (y) a copy of the proposed plan of merger or share exchange or (z) a summary of the agreement pursuant to which the proposed transaction will be effected. If only a summary of the agreement is sent to the shareholders, the Corporation shall also send a copy of the agreement to any shareholder who requests it.

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         If a meeting is adjourned to a different  date,  time or place,  notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

         Notwithstanding the foregoing, no notice of a meeting of shareholders need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of meetings of shareholders to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

         1.7 WAIVER OF NOTICE; ATTENDANCE AT MEETING. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

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         A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         1.8 QUORUM AND VOTING REQUIREMENTS. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

         1.9 PROXIES. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy

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is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares. Subject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy.

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         1.10  VOTING  LIST.  The  officer or agent  having  charge of the share transfer books of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. For a period of ten days prior to the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof. The original share transfer books shall be prima facie evidence as to which shareholders are entitled to examine such list or transfer books or to vote at any meeting of the shareholders. The right of a shareholder to inspect such list prior to the meeting shall be subject to the conditions and limitations set forth by law. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until such requirements are met. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting prior to the making of any such demand, but any action taken by the shareholders

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
after the making of any such demand shall be invalid and of no effect.

         1.11 ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the share holders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. Action taken by unanimous written consent shall be effective according to its terms when all consents are in the possession of the Corporation unless the consent specifies a different effective date, in which event the action taken under this section shall be effective as of the date specified therein, provided the consent states the date of execution by each shareholder. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

         If not otherwise fixed pursuant to the provisions of Section 1.5 the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent described in the preceding paragraph.

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
                                   ARTICLE II
                                   DIRECTORS

         2.1 GENERAL POWERS. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

         2.2 NUMBER AND TERM. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than nine (9) members, the exact number of which shall be determined from time to time by the Board of Directors or the shareholders. A decrease in number shall not shorten the term of any incumbent director. Each director shall hold office until his death, resignation or removal or until his successor is elected.

         2.3 NOMINATION OF DIRECTORS. No person shall be eligible for election as a director at a meeting of shareholders unless nominated (i) by the Board of Directors or (ii) by a shareholder who is a shareholder of record of a class of shares entitled to vote for the election of directors, both at the time of the giving of the shareholder's notice hereinafter described in this Section 2.3 and on the record date for the meeting at which directors will be elected, and who complies with the notice procedures set forth in this Section 2.3.

         In order to nominate any persons who are not listed as nominees in the Corporation's proxy statement for a shareholders'

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meeting for election as directors at such meeting,  a shareholder  who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a shareholder's notice must be given either by personal delivery to the Secretary or an Assistant Secretary at the principal office of the Corporation or by first class United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received (i) not less than 60 days nor more than 90 days before an annual meeting or (ii) not later than the close of business on the tenth day following the day on which notice of a special meeting of shareholders called for the purpose of electing directors is first given to shareholders.

         Each such shareholder's notice shall set forth the following: (i) as to the shareholder giving the notice, (a) the name and address of such shareholder as they appear on the Corporation's stock transfer books, (b) the class and number of shares of the Corporation beneficially owned by such shareholder, (c) a representation that such shareholder is a shareholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (d) a description of all arrangements or understandings, if any, between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the

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shareholder  wishes to nominate for election as a director,  (a) the name,  age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person and (d) all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him contained in the notice is correct.

         2.4 ELECTION. Except as provided in Section 2.5 and in the Articles of Incorporation, the directors (other than initial directors) shall be elected by the holders of the common shares at each annual meeting of shareholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his prior consent.

         2.5 REMOVAL; VACANCIES. The shareholders may remove one or more directors with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may elect to remove him. Unless the Articles of Incorporation

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require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the stockholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

         A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         2.6 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the

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President or the Board of Directors  shall  designate  from time to time.  If no place is designated, regular meetings shall be held at the principal office of the Corporation.

         2.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the Directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

         2.8 NOTICE OF MEETINGS. No notice need be given of regular meetings of the Board of Directors.

         Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than twenty-four
(24) hours before the meeting by mail, messenger, telecopy, telegraph or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

         2.9 WAIVER OF NOTICE; ATTENDANCE AT MEETING. A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph

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of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

         A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         2.10 QUORUM; VOTING. A majority of the number of directors as determined pursuant to Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) he votes against or abstains from the action taken.

         2.11 TELEPHONIC MEETINGS. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

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         2.12 ACTION WITHOUT  MEETING.  Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

         2.13 COMPENSATION. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.


                                   ARTICLE III
                             COMMITTEES OF DIRECTORS

         3.1 COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee

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
and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

         3.2 AUTHORITY OF COMMITTEES. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws, (v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; provided, however, that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

         3.3 AUDIT COMMITTEE. The Board of Directors shall appoint an Audit Committee consisting of not less than two (2) directors, none of whom shall be officers of the Corporation, which committee shall regularly review the adequacy of the Corporation's internal financial controls, review with the Corporation's independent public accountants the annual audit and

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
other financial statements and recommend the selection of the Corporation's independent public accountants.

         3.4 COMPENSATION COMMITTEE. The Board of Directors shall appoint a Compensation Committee consisting of not less than three (3) directors, a majority of whom shall not be officers of the Corporation, which committee shall recommend to the Board of Directors the cash and non-cash compensation to be paid to the officers of the Corporation.

         3.5 COMMITTEE MEETINGS; MISCELLANEOUS. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.


                                   ARTICLE IV
                                    OFFICERS

         4.1 OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and, in the discretion of the Board of Directors or the Chairman, a Chief Financial Officer and one or more Vice- Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

         4.2 ELECTION; TERM. The Chairman, the President, the Secretary and the Treasurer shall be elected by the Board of Directors. The Chairman or the Board of Directors, may from time to time, appoint other officers. Officers elected by the Board of Directors shall hold office, unless sooner removed, until the next annual meeting of the Board of Directors or until their successors are elected. Officers appointed by the Chairman shall hold office, unless sooner removed, until their successors are appointed. The action of the Chairman in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Any officer may resign at any time upon written notice to the Board of Directors or the officer appointing him or her and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

         4.3 REMOVAL OF OFFICERS. The Board of Directors may remove any officer at any time, with or without cause. The Chairman may remove any officer he or she appoints at any time, with or without cause. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken.

         4.4 DUTIES OF THE CHAIRMAN. The Chairman shall be the Chief Executive Officer of the Corporation. He or she shall have general charge of and be charged with the duty of supervision of the business of the Corporation and shall perform such duties as may, from time to time, be assigned to him or her by the Board of Directors.

         4.5 DUTIES OF THE PRESIDENT. The President shall have such powers and perform such duties as generally pertain to that position or as may, from time to time, be assigned to him or her by the Chairman or the Board of Directors.

         4.6 DUTIES OF THE SECRETARY. The Secretary shall have the duty to see that a record of the proceedings of each meeting of the shareholders, the Board of Directors and any committee of the Board of Directors is properly recorded and that notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; may affix the corporate seal to any document the execution of which is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Chairman, the President or the Board of Directors or as may be required by law.

         4.7 DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer, if there be one, shall have charge of and be responsible for all internal and external financial accounting functions and treasury functions, and shall render to the Chairman, the President, or the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, shall perform such duties as may be assigned to him or her by the Chairman, the President or the Board of Directors.

          4.8 DUTIES OF THE TREASURER. The Treasurer shall, subject to the control of the Board of Directors, the Chairman, the President, and the Chief Financial Officer, if there be one, shall have charge of and be responsible for all securities, funds, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all monies or valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority granted by the Board of Directors; shall be custodian of the financial records of the Corporation; shall keep or cause to be kept full and accurate records of all receipts and disbursements of the Corporation and shall render to the Chairman, the President, the Chief Financial Officer or the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, shall perform such duties as may be assigned to him or her by the Chairman, the President, the Board of Directors or the Chief Financial Officer, if there be one.

         4.9 DUTIES OF OTHER OFFICERS. The other officers of the Corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors or these Bylaws to appoint them to their respective offices. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

         4.10 VOTING SECURITIES OF OTHER CORPORATIONS. The Chairman or the President shall have the power to act for and vote on
behalf of  the   Corporation  at  all meetings  of  the  shareholders  of any corporation in which this Corporation holds stock or in connection with any consent of shareholders in, lieu of any such meeting.

         4.11 BONDS. The Board of Directors may require that any or all officers, employees and agents of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.


                                    ARTICLE V
                               SHARE CERTIFICATES

         5.1 FORM. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the President and the Secretary and may (but need not) be sealed with the seal of the Corpora tion. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

         5.2 TRANSFER. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

         5.3 RESTRICTIONS ON TRANSFER. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

         5.4 LOST OR DESTROYED SHARE CERTIFICATES. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1 CORPORATE SEAL. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "OPTICAL CABLE CORPORATION". In the center shall be the word "SEAL".

         6.2 FISCAL YEAR. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the twelve months ending October 31.

         6.3 AMENDMENTS. These Bylaws may be amended or repealed, and new Bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.


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